WGT CONSULTANTS LTD.
Suite 410, 455 Granville Street
Vancouver, BC V6C 1T1

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated August 10, 2004 entitled "Report on the Hilltop Claims" in the Form SB-2 Registration Statement to be filed by Southridge Enterprises Inc. with the United States Securities and Exchange Commission.

Dated the 7th day of October, 2004

/s/ W. G. Timmins
__________________________________
W.G. TIMMINS, P.Eng.
Consulting Geologist